Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

zSpace, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid
Fees Previously Paid	Equity	Common Stock, par value $0.00001 per share	457(o)	—	—	$9,375,000.00	0.0001476	$1,383.75
Fees Previously Paid
	Equity	Overallotment Option Shares of Common Stock(3)	457(o)	—	—	$1,406,250.00	0.0001476	$207.56
	Other	Representative’s warrants(4)	457(g)	—	—	—	—	—
	Equity	Common Stock, par value $0.00001 per share, underlying the Representative’s warrants(5)	457(a)	—	—	$468,750.00	0.0001476	$69.19

Fees Previously Paid -- Secondary Offering	Equity	Common Stock, par value $0.00001 per share(6)	457(o)	—	—	$9,989,965.00	0.0001476	$1,474.52

		Total Offering Amounts				$21,239,965.00		$3,135.02
		Total Fees Previously Paid						$4,458.97
		Total Fee Offsets						—
		Net Fee Due						$0.00

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Includes the aggregate offering price of additional shares that the underwriters have the option to purchase.
(3)	Represents 15% of additional shares of common stock related to the exercise in full of the over-allotment option by the underwriters.
(4)	No fee required pursuant to Rule 457(g) under the Securities Act.
(5)	The registrant will issue to Roth Capital Partners, LLC, as underwriter, warrants to purchase up to a number of shares of common stock equal to 5% of the number of shares of common stock to be issued and sold in the offering. The exercise price of the warrants is equal to 150% of the offering price of the common stock offered hereby. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act, the proposed maximum aggregate offering price of the common stock underlying the warrants is $468,750, excluding the underwriter’s over-allotment option, based on the proposed maximum offering of $9,375,000. The section entitled “Commissions and Expenses” in the registration statement contains additional information regarding compensation to Roth Capital Partners, LLC.
(6)	For purposes of calculating the proposed maximum offering price, we have multiplied 1,997,973, representing the number of shares being registered for resale, by an assumed price of $5.00 per share.